                                                         Exhibit Number (10)(ii)
                                                            To 3/31/98 Form 10-Q

                                THIRD AMENDMENT
                                      TO
                          THE NORTHERN TRUST COMPANY
                        EMPLOYEE STOCK OWNERSHIP TRUST

     THIS AGREEMENT is made as of the 2nd day of January 1998 by and between THE NORTHERN TRUST COMPANY, an Illinois state bank of Chicago, Illinois (the "Company"), and U.S. TRUST COMPANY OF CALIFORNIA, N.A., as trustee (the "Trustee").

     WHEREAS, on January 2, 1998, the Trustee became successor trustee under the THE NORTHERN TRUST COMPANY EMPLOYEE STOCK OWNERSHIP TRUST agreement dated the 26th day of January, 1988; and

     WHEREAS, the Company and the Trustee desire to amend the Trust pursuant to
Section 7.1 to reflect recent changes in the law and other agreed upon revisions.

     NOW, THEREFORE, the sections of the Trust set forth below are amended as follows, but all other sections of the Trust shall remain in full force and effect:

     1. Section 4.1 is hereby amended by adding a new second sentence to read as follows

     Subject to the provisions of the Plan, the Trustee is expressly authorized to hold 100% of the assets of the Trust Fund in shares of Company Stock.

     2. The third sentence of Section 4.3(a) is amended in its entirety to read as follows:

     Upon timely receipt of such directions, the Trustee shall on each such matter vote as directed the number of shares (including fractional shares) of Company Stock allocated to such Participant's Account, and the Trustee shall have no discretion in such matter, except to the extent such directions are contrary to ERISA.

     3. The last sentence of Section 4.3(a) is amended in its entirety to read as follows:

     The Trustee shall vote allocated shares for which it has not received direction and unallocated shares of Company Stock in the same proportion as directed shares are voted, provided that Participants (or Beneficiaries) have been informed that they are named fiduciaries with respect to those undirected and unallocated shares and that their votes will be applied proportionately, and except to the extent such directions are contrary to ERISA.

     4. The first sentence of Section 4.3(b)(ii) is amended in its entirety to read as follows:

     All Company Stock held by the Trustee in Accounts shall be tendered or not tendered by the Trustee in accordance with directions it receives from Participants (or Beneficiaries), except to the extent such directions are contrary to ERISA.
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     5.  Section 4.3(b)(iii) is amended in its entirety to read as follows:

     The Trustee shall not tender Company Stock allocated to Accounts with respect to which directions by Participants (or Beneficiaries) are not received, provided that Participants (or Beneficiaries) have been informed that failure to provide directions will constitute a direction not to tender, or Company Stock held by the Trustee that is not allocated to Accounts, except as otherwise provided in accordance with ERISA.

     6. The first and second sentences of Section 6.1 are amended in their entirety to read as follows:

     The Trustee may at any time resign upon 30 days prior written notice to the Company. The Trustee may be removed by the Company upon 30 days prior written notice to the Trustee.

     7. The last sentence of Section 6.3 is amended in its entirety to ready as follows:

     Except to the extent, if any, otherwise provided by ERISA, no successor Trustee shall be liable for any act or omission which occurred prior to the time it became a Trustee.

     8.  A new Section 8.7 shall be added to read as follows:

     8.7  Indemnification.

          (a) The Company and its successors shall indemnify and hold harmless the Trustee from all loss or liability (including expenses and reasonable attorneys' fees) to which the Trustee may be subject by reason of its execution of its duties under this Trust Agreement, or by reason of any acts taken in good faith in accordance with directions, or acts omitted in good faith due to absence of directions, from the Committee unless such loss or liability is due to the Trustee's negligence or willful misconduct. The Trustee is entitled to collect on the indemnity provided by this Section 8.7 only from the Company, and is not entitled to any direct or indirect indemnity payment from assets of the Trust Fund.

          (b) In the event that the Trustee is named as a defendant in a lawsuit or proceeding involving the Plan or the Trust Fund, the Trustee shall be entitled to receive on a current basis the indemnity payments provided for in this Section. If, however, the final judgment or determination entered in the lawsuit or proceeding holds or finds that the Trustee is guilty of negligence or willful misconduct with respect to one or more counts alleged against it, the Trustee shall immediately refund the portion of the indemnity payments that are reasonably allocable to the defense of those counts with respect to which the Trustee has been found to have committed acts of negligence or willful misconduct.
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     IN WITNESS WHEREOF, the Company and the Trustee have caused this Amendment to be executed and their respective corporate seals to be affixed and attested by their respective corporate officers on the day and year first written above.

                             THE NORTHERN TRUST COMPANY

                             By:  /s/  Martin J. Joyce, Jr.
                                ---------------------------
                                       Martin J. Joyce, Jr.

                             Its:  Senior Vice President
                                   ---------------------
ATTEST:

/s/ Gerald P. Cleary
--------------------
    Gerald P. Cleary
Its:
                             U.S. TRUST OF COMPANY OF CALIFORNIA, N.A.

                             By: /s/ Dennis Kunisaki
                                 -------------------
                                     Dennis Kunisaki

                             Its: Vice President
                                  --------------
ATTEST:

/s/  Dominica Amendola
----------------------
     Dominica Amendola
Its: